John V. Murphy
President &
Chief Executive Officer                     OppenheimerFunds, Inc.
                                            498 Seventh Avenue, 10th Floor
                                            New York, NY 10018
                                            www.oppenheimerfunds.com

                                                           August 8, 2003

Dear Oppenheimer Europe Fund Shareholder,

One of the things we are proud of at  OppenheimerFunds,  Inc.  is our  commitment  to our Fund  shareholders.  I am writing to you today to let you know about a positive change that has been proposed for Oppenheimer Europe Fund.

After  careful  consideration,  the Board of  Trustees  has  determined  that it would be in the best  interest  of shareholders of Oppenheimer  Europe Fund ("Europe Fund") to reorganize into another  Oppenheimer fund,  Oppenheimer
Global  Fund  ("Global  Fund").  A  shareholder  meeting  has  been  scheduled  in  October,  and all  Europe  Fund shareholders  of  record  as of July 29th are being  asked to vote  either in person or by proxy,  on the  proposed reorganization.  You will find a proxy statement  detailing the proposal,  a ballot card, a Global Fund prospectus, instruction for voting by telephone and a postage-paid return envelope enclosed for your use.

Why does the Board of Trustees recommend this change?

Europe Fund and Global Fund both seek capital  appreciation  through  investment in foreign  stocks.  Global Fund's holdings offer a much broader  geographic mix than Europe Fund.  Global Fund's portfolio can include  securities of
European  companies,  companies in other  foreign  countries  and in the U.S.,  depending  on perceived  investment opportunities.

Among other  factors,  the Europe Fund Board  considered  that the expense ratio of Global Fund has been lower than the expense ratio of Europe fund.  Although past  performance is not predictive of future results,  shareholders of
Europe  Fund  would  have an  opportunity  to become  shareholders  of a fund with a better  long-term  performance history.

How do you vote?

To cast your  vote,  simply  mark,  sign and date the  enclosed  proxy  ballot  and  return it in the  postage-paid envelope  today.  You also may vote by  telephone  by  following  the  instructions  on the proxy  ballot.  Using a touch-tone  telephone  to cast  your vote  saves you time and helps  reduce  the  Fund's  expenses.  If you vote by phone, you do not need to mail the proxy ballot.

Remember,  it can be expensive for the Fund--and  ultimately  for you as a  shareholder--to  remail  ballots if not enough  responses are received to conduct the meeting.  If your vote is not received before the scheduled  meeting, you may receive a telephone call asking you to vote.

Please  read the  enclosed  proxy  statement  for  complete  details on the  proposal.  Of course,  if you have any questions,  please contact your financial  advisor,  or call us at  1.800.708.7780.  As always,  we appreciate your confidence in OppenheimerFunds and look forward to serving you for many years to come.

                                                              Sincerely,

                                                              John V. Murphy

Enclosures

                                                    Proxy Card

                                              Oppenheimer Europe Fund

              Proxy For a Special Shareholders Meeting of shareholders To Be Held on OCTOBER 10, 2003

The  undersigned,  revoking prior proxies,  hereby  appoints Brian Wixted,  Philip  Vottiero,  Kate Ives and Philip
Masterson,  and  each  of  them,  as  attorneys-in-fact  and  proxies  of  the  undersigned,  with  full  power  of substitution,  to vote shares  held in the name of the  undersigned  on the record  date at the Special  Meeting of
Shareholders  of Oppenheimer  Europe Fund (the "Fund") to be held at 6803 South Tucson Way,  Centennial,  Colorado,
80112,  on October 10, 2003,  at 1:00 P. M.  Mountain  time,  or at any  adjournment  thereof,  upon the  proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is  solicited on behalf of the Fund's  Board of  Trustees,  and the  proposal  (set forth on the reverse side of this proxy card) has been  proposed by the Board of Trustees.  When properly  executed,  this proxy will be voted as indicated on the reverse  side or "FOR" a proposal if no choice is  indicated.  The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Meeting.

                                            VOTE VIA THE TELEPHONE:  1-800-597-7836
                                            CONTROL NUMBER:  999  9999  9999  999

                                            Note:  Please  sign this  proxy  exactly  as your name or names  appear hereon.  Each joint owner should sign.  Trustees and other  fiduciaries should  indicate  the  capacity in which they sign.  If a  corporation, partnership or other entity,  this  signature  should be that of a duly authorized individual who should state his or her title.

                                            Signature

                                            Signature of joint owner, if any

                                            Date

      PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

The Proposal:

To  approve  an  Agreement  and Plan of  Reorganization  between  Oppenheimer  Global  Fund  ("Global  Fund"),  and
Oppenheimer Europe Fund ("Europe Fund") and the transactions  contemplated thereby,  including: (a) the transfer of substantially  all the assets of Europe Fund to Global Fund in exchange  for Class A, Class B, Class C, Class N and
Class Y shares of Global Fund, (b) the  distribution  of such shares of Global Fund to the  corresponding  Class A,
Class B, Class C, Class N and Class Y shareholders  of Europe Fund in complete  liquidation of Europe Fund, and (c)
the cancellation of the outstanding shares of Europe Fund.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: [ ]

FOR [___]                           AGAINST [___]             ABSTAIN [___]

                                           Telephone Voting Instructions

                                                  1.800.597.7836

                                                                      Vote your OppenheimerFunds proxy over the
                                                                      phone
Voting your proxy is important. And now OppenheimerFunds has made it easy. Vote at your convenience, 24 hours a day, and save postage costs, ultimately reducing fund expenses. Read your Proxy Card carefully. To exercise your proxy, just follow these simple steps:

1.       Call the toll free number: 1.800.597.7836.

2.       Enter the 14-digit Control Number, located on your Proxy Card.

3.       Follow the voice instructions.
                                                                       (OppenheimerFunds logo)
If vote by phone, please do not mail your Proxy Card.